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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.



                       Date of Report December 17, 1999


                        SBA COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)


           Florida                      333-50219             65-0716501
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(State or other jurisdiction of      Commission File       (I.R.S. Employer
incorporation or organization)            Number          Identification No.)


One Town Center Road, Boca Raton, Florida                         33486
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 (Address of principal executive offices)                       (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 2    Other Events

          SBA Communications Corporation announced it had entered into an agreement to provide site acquisition, development, collocation, build-to-suit and equipment installation services for Georgia PCS Management, LLC ("Georgia PCS"). Georgia PCS is a Sprint PCS Network Member and manages Sprint markets throughout various areas of Georgia.

          Under the Agreement, SBA shall have the right to build for SBA's ownership any new tower required by Georgia PCS in its network development. SBA will be responsible for site acquisition, collocation, and installation services for Georgia PCS equipment under the Agreement and will be paid a fee for such services. Georgia PCS and SBA estimate that the Agreement will cover the location of as many as 200 antenna sites by Georgia PCS through March 31, 2001, with the number of such sites being on newly-built towers ranging from 50 to
          100. Georgia PCS will be the anchor tenant on the towers built and owned by SBA, at initial monthly rents of either $1,100 or $1,570, depending on the services provided by SBA, with subsequent rent escalators. The initial term of the leases will be ten years with renewal options.


Item 7    Financial Statements and Exhibits

          (c)   Exhibits

          99.1  Press release dated December 6, 1999
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




December 17, 1999                               /s/  Jeffrey A. Stoops
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                                                Jeffrey A. Stoops
                                                Chief Financial Officer